UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2007

PETRO RESOURCES CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	333-132596	86-0879278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

777 Post Oak Boulevard Suite 910 Houston, Texas 77056
(Address of principal executive offices)

(832) 369-6986
(Registrant’s telephone number, including area code)

5100 Westheimer, Suite 200
Houston, Texas 77056
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01    Entry Into a Material Agreement

As previously reported on our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 23, 2007, on February 16, 2007 we acquired an approximately 43% average working interest in 15 producing oil fields and approximately 150 active producing wells (the “Williston Basin Properties”) located in the Williston Basin in North Dakota. We are filing this amendment to our Current Report on Form 8-K for purposes of disclosing certain historical and pro forma combined financial statements concerning our interest in the Williston Basin Properties, as set forth in Item 9.01 below.

Pursuant to a Purchase and Sale Agreement dated December 11, 2006 between Eagle Operating Inc., of Kenmare, North Dakota, and our newly formed wholly-owned subsidiary, PRC Williston, LLC, a Delaware limited liability company, we acquired from Eagle Operating our interest in the Williston Basin Properties in consideration of PRC Williston’s payment of $10 million and our issuance of 3,144,655 shares of our common stock to Eagle Operating. In addition, PRC Williston agreed to contribute up to $45 million in development capital towards 100% of the mutually agreed-upon joint capital costs of the existing secondary recovery and development program and in other joint participations with Eagle Operating over a five year period. For a period of 36 months following the closing, Eagle Operating has guaranteed that PRC Williston’s share of gross monthly production revenue from the properties will not be less than the financial equivalent of 300 barrels of oil per day multiplied by the number of days in a given month (the product referred to as the “production floor”). In the event that our net share of gross production for any month is less than the production floor, Eagle Operating is obligated to pay to us, in cash, an amount equal to the difference between the production floor and the actual net barrels to our interest multiplied by the average price of crude oil paid for the oil production from the properties for that month (the “production floor payment”). During the 36 month period, for any month in which our net share of oil production exceeds the production floor, Eagle Operating shall be entitled to recover a portion of the production floor payments previously made to us by way of our cash payment to Eagle Operating of an amount not to exceed the amount by which of our net share of oil production exceeds the production floor for such month (a “production floor reimbursement”). At the end of the 36 month period, we are obligated to pay to Eagle Operating, in cash, the amount of cumulative production floor payments, net of any production floor reimbursements.

In connection with the acquisition, PRC Williston entered into a $75 million credit agreement pursuant to which the lenders have agreed to initially loan PRC Williston $20,273,183 for purposes of financing the acquisition of its interest in the Williston Basin Properties, including certain transaction costs and fees, its costs of drilling and development of oil and gas properties, and general working capital.  Any further advances under the credit agreement are to be used to fund PRC Williston’s acquisition of additional oil and gas properties and costs of drilling and development, subject to certain conditions and the prior approval of the lenders.

All funds borrowed by PRC Williston under the credit agreement bear interest at a rate equal to (x) the greater of the prime rate or 7.5%, plus (y) 2%, with interest payable monthly. The principal amount of advances outstanding under the credit agreement are repayable monthly in an amount approximating 100% of PRC Williston’s cash on hand (from any source) less all permitted costs and expenses paid by PRC Williston for the monthly period.

PRC Williston’s obligations under the credit agreement have been secured by its grant of a first priority security interest and mortgage on all of its assets. We have guaranteed the performance of PRC Williston’s obligations under the credit agreement and related agreements and have secured our guarantee by granting to the lenders a first priority security interest in our ownership interest in PRC Williston.

In connection with the acquisition, PRC Williston entered into equity participation agreements with the lenders pursuant to which PRC Williston has agreed to pay to the lenders an aggregate of 12.5% of all distributions paid to the owners of PRC Williston, which at this time is 100% owned by us. Under the credit agreement, we are required to make an equity contribution of at least $5 million to PRC Williston within one hundred eighty days of the close of the acquisition, the proceeds of which are to be used to pay down the outstanding principal under the credit agreement. We have the right to make additional equity contributions beyond the required $5 million contribution. Any equity contributions by us will reduce the aggregate participation interest payable to the lenders by 0.50% for each $1 million equity contribution, but in no event will the aggregate participation interest payable be reduced below 7.5%. PRC Williston also granted each of the lenders a 2% of 8/8ths overriding royalty interest, proportionally reduced, in its oil and gas leases.

Item 2.01        Completion of Acquisition or Disposition of Assets.

             On February 16, 2007, we acquired an approximately 43% average working interest in 15 producing oil fields and approximately 150 active producing wells located in the Williston Basin in North Dakota.  See discussion under Item 1.01 above, which discussion is incorporated herein by reference under this Item 2.01.

Item 9.01    Financial Statement and Exhibits

(a) Financial Statements of Businesses Acquired.

Statements of Combined Revenues and Direct Operating Expenses of the Williston Basin Properties

·	Independent Auditors’ Report
·	Audited statements of combined revenues and direct operating expenses for the fiscal years ended December 31, 2006 and 2005
·	Notes to audited statements of of combined revenues and direct operating expenses

(b) Pro Forma Financial Information.

Unaudited Pro Forma Condensed Financial Statements of Petro Resources Corporation and the Williston Basin Properties

·	Unaudited Pro Forma Condensed Statement of Operations For The Year Ended December 31, 2006
·	Unaudited Pro Forma Condensed Balance Sheet as of December 31, 2006

·	Notes to Unaudited Pro Forma Condensed Financial Statements

SIGNATURES

In accordance with the requirements of the exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

PETRO RESOURCES CORPORATION

Date: May 7, 2007	/s/ Wayne P. Hall
Wayne P. Hall,
Chief Executive Officer

To the Shareholders
Petro Resources Corporation
Houston, Texas

We have audited the accompanying statements of combined revenues and direct operating expenses of the oil and gas properties purchased by Petro Resources Corporation from Eagle Operating Inc.("Williston Basin Properties") for the years ended December 31, 2006 and 2005. These financial statements are the responsibility of Petro Resources Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Petro Resources Corporation's Form 8−K and are not intended to be a complete financial presentation of the properties described above.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined revenues and direct operating expenses of the Williston Basin Properties for the periods described above, in conformity with accounting principles generally accepted in the United States.

/s/ Malone & Bailey, PC
www.malone−bailey.com
Houston, Texas

April 27, 2007

WILLISTON BASIN PROPERTIES
(Oil and Gas Properties Purchased by Petro Resources Corporation from Eagle Operating Inc. in the Williston Basin)
Statements of Combined Revenues and Direct Operating Expenses
For the Years Ended December 31, 2006 and 2005

	2006	2005

Revenue	$4,762,746	$4,107,751

Direct operating expense	5,313,351	3,625,454
Excess of revenues over (under) direct operating expense	$(550,605)	$482,297

The accompanying notes are an integral part of these financial statements

WILLISTON BASIN PROPERTIES
(Oil and Gas Properties Purchased by Petro Resources Corporation from Eagle Operating Inc. in the Williston Basin)
Notes to Statements of Combined Revenues and Direct Operating Expenses
For the Years Ended December 31, 2006 and 2005

Note 1 - The Properties

On February 16, 2007, Petro Resources Corporation (“the Company” or “Petro”) purchased an approximately 43% average working interest in 15 fields located in the Williston Basin in North Dakota (the “Williston Basin Properties”) pursuant to a Purchase and Sale Agreement dated December 11, 2006 between Eagle Operating Inc., of Kenmare, North Dakota, and Petro’s newly formed wholly-owned subsidiary, PRC Williston, LLC, a Delaware limited liability company.

PRC Williston acquired 50% of Eagle Operating’s working interest in approximately 15,000 acres and 150 wells which are currently producing approximately 260 barrels of oil per day net to PRC Williston’s interest. Eagle Operating is the operator of the Williston Basin Properties.

As consideration for the working interest, PRC Williston paid $10 million and the Company issued 3,144,655 shares of its common stock to Eagle Operating. In addition, PRC Williston has agreed to contribute development capital towards 100% of the mutually agreed upon joint capital costs of the existing secondary recovery and development program and in other joint participations with Eagle Operating over a five year period not to exceed $45 million.

For a period of 36 months from the closing, Eagle Operating has guaranteed that PRC Williston’s share of gross monthly production revenue from the property shall be not less than the financial equivalent of 300 barrels of oil per day multiplied by the number of days in a given month (the product referred to as the “production floor ”). In the event that PRC Williston’s net share of gross production for any month is not at least equal to the production floor, Eagle Operating shall pay to PRC Williston, in cash, an amount equal to the difference between the production floor and the actual net barrels to PRC Williston’s interest multiplied by the average price of crude paid for the oil production from the properties for that month (the “production floor payment”). During the 36 month period, Eagle Operating shall be entitled to recover production floor payments previously made for any month in which PRC Williston’s net share of oil production exceeds the production floor. At the end of the 36 month period, PRC Williston will be obligated to pay to Eagle Operating, in cash, the amount of cumulative production floor payments, net of any production floor reimbursements.

Note 2 - Basis of Presentation

During the periods presented, the Williston Basin Properties were not accounted for or operated in accordance with generally accepted accounting principles. Eagle Operating accounted for their operations without capitalizing many of the costs that are related to the successful efforts method of accounting for oil and gas properties and did not conduct any reserve studies nor calculate an amortization rate per equivalent unit of production. Accordingly, full separate financial statements prepared in accordance with generally accepted accounting principles do not exist and are not practicable to obtain in these circumstances.

Revenues and direct operating expenses included in the Statements of Combined Revenues and Direct Operating Expenses of the Williston Basin Properties represent PRC Williston’s interest in the properties acquired for the periods prior to the closing date and are presented on the accrual basis of accounting and in accordance with generally accepted accounting principles. Depreciation, depletion and amortization, interest, accretion of asset retirement obligation, general and administrative expenses and corporate income taxes have been excluded. The financial statements presented are not indicative of the results of operations of the acquired properties going forward due to changes in the business and inclusion of the above mentioned expenses.

Note 3 - Commitments and Contingencies

The Company is not aware of any legal, environmental or other commitments or contingencies that would have a material effect on the statement of revenues and direct operating expenses.

WILLISTON BASIN PROPERTIES
(Oil and Gas Properties Purchased by Petro Resources Corporation from Eagle Operating Inc. in the Williston Basin)
Supplemental Oil and Gas Information
(Unaudited)

Proved oil and gas reserve quantities are based on estimates prepared by PRC Williston's engineers in accordance with guidelines established by the Securities and Exchange Commission (SEC).

There are numerous uncertainties inherent in estimating quantities of proved reserves and projecting future rates of production and timing of development expenditures. The following reserve data represents estimates only and should not be construed as being exact.

All of the reserves are located in the United States.

The information for the reserves for the period from December 31, 2005 to December 31, 2006 are as follows:

	Crude Oil and Condensate (Thousands of Barrels)	Natural Gas (Millions of Cubic Feet)
Balance December 31, 2005	1,486.9	1,225.8
Extensions, discoveries and other additions	0	0
Production	(86.2)	(103.8)
Balance December 31, 2006	1,400.7	1,122.0

Standardized Measure of Discounted Future Net Cash Flows.

The standardized measure of discounted future net cash flows from PRC Williston's estimated proved gas reserves is provided for the financial statement user as a common base for comparing oil and gas reserves of enterprises in the industry and may not represent the fair market value of PRC Williston's oil and gas reserves or the present value of future cash flows of equivalent reserves due to various uncertainties inherent in making these estimates. Those factors include changes in oil and gas prices from year end prices used in the estimates, unanticipated changes in future production and development costs and other uncertainties in estimating quantities and present values of oil and gas reserves.
The following table presents the standardized measure of discounted future net cash flows from the ownership interest in proved oil and gas reserves for the years ended December 31, 2006 and 2005. The standardized measure of future net cash flows for the years ended December 31, 2006 and 2005 is calculated using the price received by the seller as of the end of the year. The prices were $2.00 per mcf and $60.00 per barrel for the year ended December 31, 2006.  The prices were $2.61 per mcf and $52.31 per barrel for the year ended December 31, 2005.

The resulting estimated future cash inflows are reduced by estimated future costs to produce the estimated proved reserves based on actual year-end operating cost levels. Future income taxes are based on year-end statutory rates, adjusted for any operating loss carryforwards and tax credits. The future cash flows are reduced to present value by applying a 10% discount rate.

The standardized measure of estimated discounted future cash flow is not intended to represent the replacement cost or fair market value of the oil and gas properties.

The information for the reserves for the years ended December 31, 2006 and 2005 is as follows:

	2006	2005
Cash inflows	$86,286,682	$91,049,428
Production costs	(27,728,190)	(33,041,541)
Development costs	(817,000)	(817,000)
Income tax expense	(15,231,591)	(15,044,385)
10 percent discount rate	(23,261,862)	(23,661,601)
Discounted future net cash flows	$19,248,039	$18,484,901

The following table sets forth the principal sources of change in discounted future net cash flows for the reserves for the period from December 31, 2005 to December 31, 2006 is as follows:

	2006	2005
Balance December 31, 2005	$18,484,901	$18,615,217
Sales of oil and gas produced, net	363,399	(318,316)
Accretion of discount	399,739	188,000
Ending balance	$19,248,039	$18,484,901

Petro Resources Corporation
Unaudited Pro Forma Condensed Financial Statements

The following unaudited pro forma condensed financial statements and related notes are presented to show the pro forma effects of the acquisition of the Williston Basin Properties during the first quarter of 2007 on the actual results of operations and financial position of Petro Resources Corporation for the periods presented.

The pro forma condensed statements of operations for the year ended December 31, 2006 contain a column entitled "Williston Historical". This column contains only the revenue and direct operating expenses of the Williston Basin Properties. During the period presented, the Williston Basin Properties were not accounted for or operated in accordance with generally accepted accounting principles. The Williston Basin Properties were accounted for without capitalizing many of the costs that related to the successful efforts method of accounting as followed by the Company and there were no reserve studies nor was there calculated an amortization rate per equivalent unit of production. Also excluded are other expenses which include interest, accretion of retirement obligations, general and administrative expenses and corporate income taxes. These condensed pro forma statements of operations are not indicative of the results of operations of the acquired properties due to the exclusion of the above mentioned expenses.

The pro forma condensed statement of operations is presented to show income from continuing operations as if the Williston Basin transaction occurred as of the beginning of the period presented. The pro forma condensed balance sheet is based on the assumption that the transaction occurred effective December 31, 2006.

Pro forma data are based on assumptions and include adjustments as explained in the notes to the unaudited pro forma condensed financial statements. The pro forma data are not necessarily indicative of the financial results that would have been attained had the transaction occurred on the dates referenced above and should not be viewed as indicative of operations in future periods. The unaudited pro forma condensed financial statements should be read in conjunction with notes thereto, the Form 8-K on the Williston Basin Properties transaction filed on February 23, 2007 and Petro’s Annual Report on Form 10-KSB for the year ended December 31, 2006.

PETRO RESOURCES CORPORATION
Pro Forma Condensed Statement of Operations
For The Year Ended December 31, 2006
(Unaudited)

	Company	Williston	Pro Forma
	Historical	Historical	Adjustments		Pro Forma
Revenues	$1,546,170	$4,762,746	$-		$6,308,916

Lease operating expense	55,172	5,313,351	-		5,368,523
Exploration	2,150,729		-		2,150,729
Impairment of oil & gas properties	614,770		-		614,770
Depreciation	5,765		191,167	(a)	196,932
Depletion	297,666		238,089	(a)	535,755
Accretion	965		93,048	(a)	94,013
Amortization			787,098	(b)	787,098
General and administrative	2,602,632		100,000	(c)	2,702,632
Other (income) and expense	(282,544)		1,813,140	(d)	1,530,596
	5,445,155	5,313,351	3,222,542		13,981,048

Net income (loss)	$(3,898,985)	$(550,605)	$3,222,542		$(7,672,132)

Basic and diluted earnings per common share	$(0.20)				$(0.34)
Weighted shares outstanding	19,201,991		3,144,655	(e)	22,346,646

The accompanying notes to the unaudited pro forma condensed financial statements are an integral part of these statements.

PETRO RESOURCES, INC.
Pro Forma Condensed Balance Sheet
as of December 31, 2006
(Unaduited)

	Company	Pro Forma
	Historical	Adjustments		Pro Forma
Assets
Current assets	$4,388,150	$2,657,898	(1)	$7,046,048
Net property and equipment	4,256,070	24,078,531	(1)	28,334,601
Other assets	2,303,361	3,098,392	(2)	5,401,753
	$10,947,581	$29,834,821		$40,782,402

Liabilities and shareholders' equity
Current liabilities	$218,170	$-		$218,170
Long-term debt	-	17,560,742	(2)	17,560,742
Other non-current liabilities	30,653	1,550,805	(1)	1,581,458
Shareholders' equity	10,698,758	10,723,274	(1)	21,422,032
	$10,947,581	$29,834,821		$40,782,402

The accompanying notes to the unaudited pro forma condensed financial statements are an integral part of these statements

PETRO RESOURCES CORPORATION
Notes to Unaudited Pro Forma Condensed Financial Statements
(Unaudited)

NOTE 1 - BASIS OF PRESENTATION

The unaudited pro forma statement of operations for the year ended December 31, 2006 is based on the audited financial statements of the Company for the year ended December 31, 2006.

NOTE 2 - PRO FORMA ADJUSTMENT

The unaudited pro forma statement of operations reflect the following adjustments:

a. Record incremental depreciation, depletion and accretion expense, using units of production method, resulting from the purchase of the Williston Basin Properties. There was no expense attributed to the Williston Basin purchase.

b. Record incremental amortization of fees of the financing arrangement. Fees associated with the Williston Basin purchase amounted to $3,148,392 with an amortization expense of $787,098 for the year ended December 31, 2006.

c. Record estimated increase in general and administrative expense as a result of the purchase of the Williston Basin Properties.

d. Record interest expense of $1,813,140 for the year ended December 31, 2006 associated with debt of $17,560,742 incurred with the Williston Basin purchase.

e. Shares issued for the acquisition of the Williston Basin Properties.

The unaudited pro forma balance sheet reflects the following adjustments associated with the Williston Basin acquisition as of December 31, 2006.

1. Record the purchase price for the Williston Basin Properties, net of purchase price adjustments.

2. Record the loan and fees associated with the financing arrangement.

PETRO RESOURCES CORPORATION
Pro Forma Supplemental Oil and Gas Disclosures
(Unaudited)

The following table sets forth certain unaudited pro forma information concerning the Company’s proved oil and gas reserves at December 31, 2006 giving effect to the Company’s acquisition of its interest in the Williston Basin Properties as if it had occurred as of the beginning of each period presented. There are numerous uncertainties inherent in estimating the quantities of proved reserves and projecting future rates of production and timing of development expenditures. The following reserve data represents estimates only and should not be construed as being exact.

All of the reserves are located in the United States.

	Crude oil (thousands of Barrels)

	Company	Williston	Pro Forma
Balance December 31, 2005	-	1,486.9	1,486.9
Extensions, discoveries and other additions	8.4	-	8.4
Production	(0.5)	(86.2)	(86.7)
Balance December 31, 2006	7.9	1,400.7	1,408.6

	Natural Gas (Millions of Cubic Feet)

	Company	Williston	Pro Forma
Balance December 31, 2005	-	1,225.8	1,225.8
Extensions, discoveries and other additions	136.4	-	136.4
Production	(20.3)	(103.8)	(124.1)
Balance December 31, 2006	116.1	1,122.0	1,238.1

PETRO RESOURCES CORPORATION
Pro Forma Supplemental Oil and Gas Disclosures
(Unaudited)

Standardize Measure of Discounted Future Net Cash Flows.

The standardized measure of discounted future net cash flows from the Company's estimated proved gas reserves is provided for the financial statement user as a common base for comparing oil and gas reserves of enterprises in the industry and may not represent the fair market value of the Company's oil and gas reserves or the present value of future cash flows of equivalent reserves due to various uncertainties inherent in making these estimates. Those factors include changes in oil and gas prices from year end prices used in the estimates, unanticipated changes in future production and development costs and other uncertainties in estimating quantities and present values of oil and gas reserves.

The following table presents the standardized measure of discounted future net cash flows from the ownership interest in proved oil and gas reserves as December 31, 2006. The standardized measure of future net cash flows as of December 31, 2006 is calculated using the price received by the seller as of the end of the year. The prices for the Company were $2.00 per mcf and $60.00 per barrel for the year ended December 31, 2006.

The resulting estimated future cash inflows are reduced by estimated future costs to produce the estimated proved reserves based on actual year-end operating cost levels. Future income taxes are based on year-end statutory rates, adjusted for any operating loss carryforwards and tax credits. The future cash flows are reduced to present value by applying a 10% discount rate.

The standardized measure of estimated discounted future cash flow is not intended to represent the replacement cost or fair market value of the oil and gas properties.

	Company	Williston	Pro Forma

Cash inflows	$1,047,053	$86,286,682	$87,333,735
Production costs	(342,659)	(27,728,190)	(28,070,849)
Development costs	-	(817,000)	(817,000)
Income tax expense	-	(15,231,591)	(15,231,591)
10 percent discount rate	(124,558)	(23,261,862)	(23,386,420)
Discounted future net cash flows	$579,836	$19,248,039	$19,827,875

The principal changes in the standardized measure of discounted future net cash flows relating to proven oil and gas reserves are as follows:

	Company	Williston	Total
Balance December 31, 2005	$0	$23,581,148	$23,581,148
Sales of oil and gas produced, net	(96,244)	(4,561,167)	(4,657,411)
Extensions, discoveries and other additions	676,080	0	676,080
Accretion of discount		228,058	228,058
Balance December 31, 2006	$579,836	$19,248,039	$19,827,875